UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2007

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 16, 2007, TranSwitch Corporation (TranSwitch) announced that Theodore Chung had been appointed Interim Chief Financial Officer, effective January 12, 2007.

Mr. Chung joined TranSwitch Corporation in 2001 as Director, Business Development and was named to the position of Vice President, Business Development, in 2006, a position he will retain. Before joining TranSwitch, he held the position of Director, Business Development with Lydstrom, Inc., a maker of internet-enabled set-top boxes, from 2000 to 2001. From 1997 to 2000, Mr. Chung was with Fahnestock & Co in New York where he worked in Structured Finance both as an Associate and later as a Vice President. Mr. Chung earned a Juris Doctor (J.D.) degree from Columbia Law School and a Bachelor of Arts Degree, magna cum laude, in economics from Columbia University. Mr. Chung is 34 years old.

TranSwitch also reported that Theodore Quinlan, who has served as Vice President of Finance and Controller of TranSwitch since October 2005, resigned from those roles as of January 15, 2007 and will remain with TranSwitch on an interim basis as a temporary employee in its accounting function.

TranSwitch’s press release announcing these actions is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

January 16, 2007

By:  /s/  Santanu Das

Name: Santanu Das

Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated January 16, 2007.